Masimo Earnings First Quarter 2022

These presentations contain forward-looking statements within the meaning of federal securities laws, including, among others, statements about our expectations, plans, strategies or prospects. We generally use the words “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “project,” “assume,” “guide,” “target,” “forecast,” “see,” “seek,” “can,” “should,” “could,” “would,” “intend,” “predict,” “potential,” “strategy,” “is confident that,” “future,” “opportunity,” “work toward,” and similar expressions to identify forward- looking statements. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements speak only as of the date they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of these presentations are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in these presentations. The risks and uncertainties that may cause actual results to differ materially from Masimo’s current expectations are more fully described in Masimo’s reports filed with the U.S. Securities and Exchange Commission (SEC), including our most recent Form 10-K and Form 10-Q. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.masimo.com or upon request. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude certain items that are more fully described in the Appendix. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies. The Company has presented the following non-GAAP financial measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency revenue growth %, (ii) non-GAAP gross profit/margin %, (iii) non-GAAP SG&A expense, (iv) non-GAAP R&D expense, (v) non-GAAP litigation settlements and (awards), (vi) non-GAAP operating expense %, (vii) non-GAAP operating income/margin %, (viii) non-GAAP earnings per diluted share and (ix) adjusted free cash flow. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core operating results with those of other companies. Management believes these non-GAAP financial measures are important in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business. For additional financial details, including GAAP to non-GAAP reconciliations, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information. The Company is unable to present a quantitative reconciliation to the most directly comparable GAAP measures for forward-looking non-GAAP measures without unreasonable effort due to the recent Sound United acquisition which is pending completion of the purchase price allocation, including the fair values associated with acquired assets and assumed liabilities and tax contingency matters. Safe Harbor Statement

Revenue of $304 million, which represents 2% reported growth and 3% constant currency growth. Shipped 75,700 technology boards and instruments during the quarter; and Shipped 2.3 million technology boards and instruments over the last 10 years, increasing 7% over the prior year period. Business Highlights Revenue Performance Non-GAAP gross margin of 67.5%, increasing 140 bps over the prior year period; Non-GAAP EPS of $0.93, increasing 3% over the prior year period. Financial Highlights First Quarter 2022 Highlights (1) (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.

Non-GAAP Operating Profit and Margin % ($ in millions) Non-GAAP EPS and Growth Rate Total Revenue and Growth Rate ($ in millions) Non-GAAP Gross Profit and Margin % ($ in millions) (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. First Quarter 2022 Performance (1)

First Quarter 2022 Actual vs. Prior Year | Non-GAAP (1) (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. Total Revenue $304 $299 2% Total Gross Profit 205 198 4% Total Operating Profit 70 68 2% Other Income (Expense) 0 0 NM Income Tax Provision 17 16 2% Net Income $53 $52 2% WASO 57.3 57.9 -1% Earnings Per Share $0.93 $0.90 3% (% of revenue, except tax rate) Total Gross Margin 67.5% 66.1% 140 bps Total Operating Margin 22.9% 22.9% 0 bps Tax Rate 24.0% 24.0% 0 bps Q1 '22 Actual vs. Prior Year Q1 '21 Actual ($ in millions; except EPS)

Context for 2022 Outlook • In Q1 2022, we encountered shortages of critical components in combination with other supply chain issues, including limited labor availability and freight carrier delays, which led to lower-than-expected sales in the first quarter. During the period we had strong customer demand, and had we been able to build and ship what was ordered in the first quarter, our revenue and earnings would have exceeded expectations. We believe that a large part of the shortfall will be made up in the second quarter. • On April 11, 2022, we closed our acquisition of Sound United and we will report consolidated financial results beginning in Q2 2022. • In addition, foreign currency headwinds have further increased due to the strengthening of the U.S. dollar against most major currencies. • Based on the above circumstances, we are providing 2022 guidance ranges for the second quarter and full year, which are shown on the following slides.

Second Quarter 2022 Guidance as of May 3, 2022 (1)

Revenue

$525 to $555 million

Core Masimo revenue of $345 to $365 million, which includes $4 million of year-over-year currency headwinds;

AND

Sound United revenue of $180 to $190 million from April 11, 2022 through fiscal quarter end.

Non-GAAP Gross Margin

~56%

Core Masimo gross margin of ~67%;

AND

Sound United gross margin of 35% to 36%.

Non-GAAP Operating Margin

~18%

Core Masimo operating margin of ~26%;

AND

Sound United operating margin of 2% to 4%.

Non-GAAP EPS

$1.13 to $1.25 per share

(1) The Company is unable to present a quantitative reconciliation to the most directly comparable GAAP measures for forward-looking non-GAAP measures without unreasonable effort due to the recent Sound United acquisition which is pending completion of the purchase price allocation, including the fair values associated with acquired assets and assumed liabilities and tax contingency matters.

Masimo

Second Quarter 2022 Guidance vs. Prior Year | Non-GAAP [(1)]

($ in millions; except EPS)	Q2 '22 Guidance Low	Q2 '22 Guidance High	Q2 '21 Actual	vs. Prior Year Low	vs. Prior Year High
Core Masimo	345	365	305	13%	20%
Sound United	180	190	N/A	N/A	N/A
Total Revenue	**$525**	**$555**	**$305**	**72%**	**82%**
Core Masimo	230	244	197	17%	23%
Sound United	64	68	N/A	N/A	N/A
Total Gross Profit	**294**	**312**	**197**	**49%**	**58%**
Core Masimo	90	95	71	26%	34%
Sound United	4	8	N/A	N/A	N/A
Total Operating Profit	**94**	**103**	**71**	**31%**	**44%**
Other Income (Expense)	(6)	(6)	0	NM	NM
Income Tax Provision	22	25	18	27%	40%
Net Income	**$65**	**$72**	**$54**	**21%**	**34%**
WASO	58.0	58.0	57.4	1%	1%
Earnings Per Share	**$1.13**	**$1.25**	**$0.94**	**20%**	**32%**
(% of revenue, except tax rate)					
Core Masimo	66.8%	66.8%	64.7%	210 bps	210 bps
Sound United	35.3%	35.7%	N/A	N/A	N/A
Total Gross Margin	**56.0%**	**56.2%**	**64.7%**	**-870 bps**	**-850 bps**
Core Masimo	26.1%	26.1%	23.4%	270 bps	270 bps
Sound United	2.0%	4.0%	N/A	N/A	N/A
Total Operating Margin	**17.9%**	**18.5%**	**23.4%**	**-550 bps**	**-490 bps**
Tax Rate	25.4%	25.4%	24.5%	90 bps	90 bps

[(1)] The Company is unable to present a quantitative reconciliation to the most directly comparable GAAP measures for forward-looking non-GAAP measures without unreasonable effort due to the recent Sound United acquisition which is pending completion of the purchase price allocation, including the fair values associated with acquired assets and assumed liabilities and tax contingency matters.

Masimo

Full Year 2022 Guidance as of May 3, 2022 (1) $2,000 to $2,060 million $4.46 to $4.73 per share Revenue Non-GAAP Gross Margin Non-GAAP Operating Margin Non-GAAP EPS 18% to 19% ~56% Core Masimo revenue of $1,340 to $1,360 million on a reported basis and $1,357 to $1,377 million on a constant currency basis (vs. prior constant currency guidance of $1,357 million); AND Sound United revenue of $660 to $700 million from April 11, 2022 through fiscal year end. Core Masimo gross margin of 66.5%; AND Sound United gross margin of 36% to 37%. Core Masimo operating margin of 24.8%; AND Sound United operating margin of 5% to 7%. (1) The Company is unable to present a quantitative reconciliation to the most directly comparable GAAP measures for forward-looking non-GAAP measures without unreasonable effort due to the recent Sound United acquisition which is pending completion of the purchase price allocation, including the fair values associated with acquired assets and assumed liabilities and tax contingency matters.

Full Year 2022 Guidance vs. Prior Year | Non-GAAP [(1)]

($ in millions; except EPS)	Updated FY '22 Guidance Low	Updated FY '22 Guidance High	FY '21 Actual	vs. Prior Year Low	vs. Prior Year High
Core Masimo	1,340	1,360	1,239	8%	10%
Sound United	660	700	N/A	N/A	N/A
Total Revenue	**$2,000**	**$2,060**	**$1,239**	**61%**	**66%**
Core Masimo	891	904	816	9%	11%
Sound United	239	257	N/A	N/A	N/A
Total Gross Profit	**1,130**	**1,161**	**816**	**39%**	**42%**
Core Masimo	332	337	295	13%	14%
Sound United	33	49	N/A	N/A	N/A
Total Operating Profit	**365**	**386**	**295**	**24%**	**31%**
Other Income (Expense)	(18)	(18)	0	NM	NM
Income Tax Provision	88	93	65	35%	43%
Net Income	**$260**	**$275**	**$230**	**13%**	**19%**
WASO	58.2	58.2	57.7	1%	1%
Earnings Per Share	**$4.46**	**$4.73**	**$3.99**	**12%**	**18%**
(% of revenue, except tax rate)					
Core Masimo	66.5%	66.5%	65.8%	70 bps	70 bps
Sound United	36.3%	36.7%	N/A	N/A	N/A
Total Gross Margin	**56.5%**	**56.3%**	**65.8%**	**-930 bps**	**-950 bps**
Core Masimo	24.8%	24.8%	23.8%	100 bps	100 bps
Sound United	5.0%	7.0%	N/A	N/A	N/A
Total Operating Margin	**18.3%**	**18.7%**	**23.8%**	**-550 bps**	**-510 bps**
Tax Rate	25.3%	25.3%	22.0%	330 bps	330 bps

[(1)] The Company is unable to present a quantitative reconciliation to the most directly comparable GAAP measures for forward-looking non-GAAP measures without unreasonable effort due to the recent Sound United acquisition which is pending completion of the purchase price allocation, including the fair values associated with acquired assets and assumed liabilities and tax contingency matters.

Masimo

Expanding Into New Large and Growing Markets

	Core Healthcare	Healthcare + Consumer
Market Opportunity	$12B+	$182B+

Masimo — Sound United

Strategic Synergies

				Commercial & DTC		Product Co-Development			
	Core Parameters & Therapeutics	Hospital Automation	Telehealth and Opioid SafetyNet	Smartwatch	Undisclosed	Hearing Enhancement	Undisclosed	On-The-Go	At Home
2025 Market Size[1]	$5B+	$2B+	$5B+	$50B+	TBD	$5B+	TBD	$85B+	$30B+
CAGR[1]	*MSD*	*DD*	*DD*	*DD*	*N/A*	*DD*	*N/A*	*DD*	*MSD*

(1) Market Estimates based upon internal data & Futuresource.

Appendix GAAP to Non-GAAP Reconciliations

GAAP to Non-GAAP Reconciliations

(Unaudited; in millions, except percentages and per share data) [1]

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
GAAP revenue	**$269.6**	**$301.0**	**$278.1**	**$295.1**	**$299.0**	**$305.1**	**$307.4**	**$327.6**	**$304.2**
Constant currency adjustments [2]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$4.3
Non-GAAP revenue	**$269.6**	**$301.0**	**$278.1**	**$295.1**	**$299.0**	**$305.1**	**$307.4**	**$327.6**	**$308.6**
GAAP gross profit	**$185.6**	**$191.6**	**$178.9**	**$186.9**	**$196.9**	**$192.9**	**$203.7**	**$214.9**	**$204.8**
Acquired tangible asset amortization	$0.0	$0.0	$0.0	$0.0	$0.1	$0.1	$0.1	$0.1	$0.0
Acquired intangible asset amortization	$0.2	$0.4	$0.3	$0.2	$0.6	$0.6	$0.6	$0.6	$0.6
Acquisition, integration and related costs	$0.2	$0.1	$0.1	$0.2	$0.1	$0.5	$0.0	$0.3	$0.0
Other adjustments	$0.0	$0.0	$0.0	$0.0	$0.0	$3.4	$0.0	$0.0	$0.0
Non-GAAP gross profit	**$186.0**	**$192.2**	**$179.3**	**$187.4**	**$197.7**	**$197.5**	**$204.5**	**$215.9**	**$205.4**
Non-GAAP gross margin % [3]	**69.0%**	**63.9%**	**64.5%**	**63.5%**	**66.1%**	**64.7%**	**66.5%**	**65.9%**	**67.5%**
GAAP selling, general and administrative expenses	**$89.9**	**$98.5**	**$90.4**	**$90.3**	**$96.7**	**$93.8**	**$100.6**	**$104.1**	**$108.9**
Acquired intangible asset amortization	($0.5)	($0.7)	($0.6)	($1.4)	($1.0)	($0.9)	($0.9)	($0.9)	($0.9)
Acquisition, integration and related costs	($1.6)	$0.0	($0.2)	($1.3)	($1.0)	($0.4)	($0.3)	($0.5)	($3.1)
Litigation related expenses and settlements	$0.0	$0.0	$0.0	$0.0	$0.0	($0.4)	($1.2)	($3.9)	($5.5)
Other adjustments	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	($0.5)	$0.0
Non-GAAP selling, general and administrative expenses	**$87.8**	**$97.8**	**$89.5**	**$87.6**	**$94.7**	**$92.2**	**$98.3**	**$98.3**	**$99.5**
GAAP research and development expenses	**$27.2**	**$30.9**	**$28.9**	**$31.7**	**$34.5**	**$33.9**	**$35.4**	**$33.4**	**$36.1**
Acquired intangible asset amortization	$0.0	$0.0	$0.0	($0.0)	$0.0	$0.0	$0.0	$0.0	$0.0
Acquisition, integration and related costs	($0.0)	($0.0)	($0.0)	($0.0)	$0.0	$0.0	$0.0	$0.0	$0.0
Non-GAAP research and development expenses	**$27.2**	**$30.9**	**$28.8**	**$31.6**	**$34.5**	**$33.9**	**$35.4**	**$33.4**	**$36.1**
GAAP litigation settlements and awards	**($0.5)**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**
Litigation related expenses and settlements	$0.5	($0.0)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Non-GAAP litigation settlements and awards	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**
GAAP operating expenses	**$116.6**	**$129.4**	**$119.2**	**$122.0**	**$131.2**	**$127.8**	**$136.1**	**$137.5**	**$145.0**
Acquired intangible asset amortization	($0.5)	($0.7)	($0.6)	($1.4)	($1.0)	($0.9)	($0.9)	($0.9)	($0.9)
Acquisition, integration and related costs	($1.6)	$0.0	($0.3)	($1.4)	($1.0)	($0.4)	($0.3)	($0.5)	($3.1)
Litigation related expenses and settlements	$0.5	($0.0)	$0.0	$0.0	$0.0	($0.4)	($1.2)	($3.9)	($5.5)
Other adjustments	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	($0.5)	$0.0
Non-GAAP operating expenses	**$115.0**	**$128.6**	**$118.4**	**$119.2**	**$129.2**	**$126.1**	**$133.7**	**$131.7**	**$135.6**
GAAP operating profit	**$69.0**	**$62.2**	**$59.7**	**$64.9**	**$65.7**	**$65.1**	**$67.6**	**$77.4**	**$59.7**
Acquired tangible asset amortization	$0.0	$0.0	$0.0	$0.0	$0.1	$0.1	$0.1	$0.1	$0.0
Acquired intangible asset amortization	$0.7	$1.2	$0.9	$1.7	$1.6	$1.5	$1.5	$1.5	$1.5
Acquisition, integration and related costs	$1.8	$0.1	$0.4	$1.5	$1.0	$0.9	$0.3	$0.8	$3.1
Litigation related expenses and settlements	($0.5)	$0.0	$0.0	$0.0	$0.0	$0.4	$1.2	$3.9	$5.5
Other adjustments	$0.0	$0.0	$0.0	$0.0	$0.0	$3.4	$0.0	$0.5	$0.0
Non-GAAP operating profit	**$71.0**	**$63.6**	**$61.0**	**$68.1**	**$68.5**	**$71.4**	**$70.8**	**$84.2**	**$69.8**
Non-GAAP operating margin % [3]	**26.3%**	**21.1%**	**21.9%**	**23.1%**	**22.9%**	**23.4%**	**23.0%**	**25.7%**	**22.9%**

Masimo

GAAP to Non-GAAP Reconciliations

(Unaudited; in millions, except percentages and per share data) [1]

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
GAAP non-operating income (expense)	**$3.3**	**$1.4**	**$1.4**	**$1.8**	**($0.7)**	**$0.1**	**($0.1)**	**($0.7)**	**($0.6)**
Realized and unrealized gains or losses	($0.6)	($0.0)	($0.6)	($1.4)	$0.8	$0.1	$0.2	$0.8	$0.8
Non-GAAP non-operating income (expense)	**$2.8**	**$1.4**	**$0.7**	**$0.4**	**$0.1**	**$0.1**	**$0.2**	**$0.1**	**$0.2**
GAAP provision for income taxes	**$7.9**	**$7.9**	**$11.7**	**($3.9)**	**$11.5**	**$15.0**	**$9.8**	**$8.4**	**$12.5**
Tax impact of non-GAAP adjustments	$0.3	$0.4	$0.2	$5.2	$0.6	$1.2	$0.5	$1.4	$2.5
Excess tax benefits from stock-based compensation expense	$9.6	$7.5	$3.1	$10.0	$4.3	$1.3	$6.4	$4.4	$1.7
Non-GAAP provision for income taxes	**$17.8**	**$15.7**	**$14.9**	**$11.3**	**$16.4**	**$17.5**	**$16.7**	**$14.2**	**$16.8**
GAAP net income (loss)	**$64.5**	**$55.8**	**$49.4**	**$70.6**	**$53.4**	**$50.2**	**$57.8**	**$68.3**	**$46.6**
Acquired tangible asset amortization	$0.0	$0.0	$0.0	$0.0	$0.1	$0.1	$0.1	$0.1	$0.0
Acquired intangible asset amortization	$0.7	$1.2	$0.9	$1.7	$1.6	$1.5	$1.5	$1.5	$1.5
Acquisition, integration and related costs	$1.8	$0.1	$0.4	$1.5	$1.0	$0.9	$0.3	$0.8	$3.1
Litigation related expenses and settlements	($0.5)	$0.0	$0.0	$0.0	$0.0	$0.4	$1.2	$3.9	$5.5
Other adjustments	$0.0	$0.0	$0.0	$0.0	$0.0	$3.4	$0.0	$0.5	$0.0
Realized and unrealized gains or losses	($0.6)	($0.0)	($0.6)	($1.4)	$0.8	$0.1	$0.2	$0.8	$0.8
Tax impact of non-GAAP adjustments	($0.3)	($0.4)	($0.2)	($5.2)	($0.6)	($1.2)	($0.5)	($1.4)	($2.5)
Excess tax benefits from stock-based compensation expense	($9.6)	($7.5)	($3.1)	($10.0)	($4.3)	($1.3)	($6.4)	($4.4)	($1.7)
Non-GAAP net income (loss)	**$55.9**	**$49.3**	**$46.8**	**$57.3**	**$52.1**	**$54.0**	**$54.3**	**$70.1**	**$53.2**
GAAP net income (loss) per share	**$1.12**	**$0.96**	**$0.85**	**$1.21**	**$0.92**	**$0.88**	**$1.00**	**$1.18**	**$0.81**
Acquired tangible asset amortization	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Acquired intangible asset amortization	0.01	0.02	0.02	0.03	0.03	0.03	0.03	0.03	0.03
Acquisition, integration and related costs	0.03	0.00	0.01	0.03	0.02	0.02	0.01	0.01	0.05
Litigation related expenses and settlements	(0.01)	0.00	0.00	0.00	0.00	0.01	0.02	0.07	0.10
Other adjustments	0.00	0.00	0.00	0.00	0.00	0.06	0.00	0.01	0.00
Realized and unrealized gains or losses	(0.01)	(0.00)	(0.01)	(0.02)	0.01	0.00	0.00	0.01	0.01
Tax impact of non-GAAP adjustments	(0.01)	(0.01)	(0.00)	(0.09)	(0.01)	(0.02)	(0.01)	(0.02)	(0.04)
Excess tax benefits from stock-based compensation expense	(0.17)	(0.13)	(0.05)	(0.17)	(0.07)	(0.02)	(0.11)	(0.08)	(0.03)
Non-GAAP net income (loss) per share	**$0.97**	**$0.85**	**$0.80**	**$0.98**	**$0.90**	**$0.94**	**$0.94**	**$1.21**	**$0.93**
Weighted average shares outstanding - Diluted	57.6	58.2	58.3	58.2	57.9	57.4	57.7	57.8	57.3

Footnotes:

(1) Totals may not foot due to rounding. Quarterly reported amounts may vary from amounts previously reported due to rounding conventions.
(2) Constant currency adjustments are intended to reflect current year revenue at prior year foreign exchange rates for comparison purposes.
(3) Calculated as a percentage of GAAP revenue.

Masimo

The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof, as these items may impact period-to-period comparability; furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance: Constant currency revenue adjustments: Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods. Acquisition, integration and related costs: These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures, including but not limited to, asset impairments and in-process research and development. Acquired tangible asset amortization: These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups. Acquired intangible asset amortization: These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements. Business transition and related costs: These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results. Litigation related expenses, settlements and awards: These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. Other adjustments: In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non- GAAP earnings. Realized and unrealized gains or losses: These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Financing related adjustments: The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis. Tax impact of non-GAAP adjustments: In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments. Tax events: This represents certain tax events that impact period over period comparability and do not represent the underlying ongoing results of the core operations. The Company may choose to exclude these tax events from non-GAAP earnings. Excess tax benefits from stock-based compensation expense: GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers. Adjusted EBITDA: Represents earnings before non-operating income/expense, taxes, depreciation and amortization, as adjusted for the applicable non-GAAP adjustments previously described, and further excluding non-cash stock-based compensation expense. Adjusted Free Cash Flow: Represents free cash flow (cash flow from operations less cash used in the purchase of property, plant and equipment) adjusted for the impact of cash receipts or payments relating to certain previously described non-GAAP adjustments, which may impact period-to-period comparability. Description of Non-GAAP Adjustments